Exhibit 99.1

Planar Announces Fiscal Fourth Quarter and Full Year 2013 Financial Results

Company reports record quarterly sales of Digital Signage products and Non-GAAP profitability for the fiscal year

BEAVERTON, Ore. – November 20, 2013 – Planar Systems, Inc. (NASDAQ: PLNR), a global leader in display and digital signage technology, recorded sales of $45.7 million and a GAAP loss per share of $0.01 in its fourth fiscal quarter ended September 27, 2013. On a Non-GAAP basis (see reconciliation table), income per share was $0.05 in the fourth quarter of fiscal 2013. Sales for fiscal year 2013 were $166.8 million and GAAP loss per share was $0.31. On a Non-GAAP basis (see reconciliation table) income per share was $0.02 in fiscal 2013.

“I am pleased with the improvement in our top and bottom line performance in the fourth quarter of 2013, which included a new high point for quarterly sales of digital signage products,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “In addition, we were able to achieve our goal of Non-GAAP profitability for fiscal year 2013 and, as a result, I believe we are well positioned to continue to improve our performance as we enter fiscal year 2014.”

SUMMARY OF BUSINESS HIGHLIGHTS

•	Achieved record quarterly sales of digital signage products totaling $17.7 million in the fiscal fourth quarter of 2013, representing 30 percent growth compared with the fourth fiscal quarter of 2012

•	Recorded Non-GAAP EBITDA of $1.6 million in the fourth quarter of 2013, a $4.6 million improvement compared to the fourth quarter of 2012 (see reconciliation table)

•	Launched the Planar® Simplicity™ Series line of digital signage monitors which incorporate media playing and commercial-grade features into a sleek and affordable digital signage solution

•	Achieved record annual sales of digital signage products for fiscal year 2013 of $62.1 million, representing 42 percent growth compared with fiscal year 2012

•	Recorded Non-GAAP EBIDTA of $1.9 million in fiscal year 2013, a $12.7 million improvement compared with fiscal year 2012 (see reconciliation table)

FOURTH QUARTER FISCAL 2013 RESULTS

The Company’s total revenue increased 10 percent compared to the fourth quarter of fiscal 2012. As previously announced, the Company sold the assets comprising its Electroluminescent (EL) product line during the first quarter of fiscal 2013. Excluding revenue associated with EL products, the Company’s total revenue increased 24 percent compared with the fourth quarter of fiscal 2012. Sales of digital signage products totaled $17.7 million in the fourth fiscal quarter of 2013, a 30 percent increase from the same period a year ago. Sales of Commercial and Industrial (C&I) products increased 1 percent (20 percent without EL) to $28.0 million compared with the same quarter a year ago. This increase was primarily driven by higher sales of custom C&I displays, desktop monitors, and rear-projection cubes, offset by declines in sales of high-end home products, touch monitors and the elimination of the EL display product line.

The Company’s consolidated gross profit margin, as a percentage of sales (on a Non-GAAP basis), was 22.4 percent in the fourth quarter of 2013, up from 17.3 percent in the fourth quarter of 2012 (see reconciliation table). On a sequential basis, the Company’s Non-GAAP gross profit margin increased 0.7 percentage points as an improved mix and margin rates on sales of digital signage products and better absorption of fixed manufacturing expenses more than offset lower margins on sales of desktop monitors.

Total operating expenses (on a Non-GAAP basis) for the fourth quarter of 2013 decreased $1.4 million, or 13 percent, to $9.1 million compared with the same quarter a year ago (see reconciliation table), as expenses declined as a result of previously implemented cost reduction measures and the divestiture of the EL product line. Also, the Company recorded a $0.7 million restructuring charge in the fourth fiscal quarter of 2013 related to the consolidation of some of its European administrative functions.

The Company’s cash balance decreased $1.4 million sequentially to $12.0 million at the end of the fourth fiscal quarter of 2013 compared to the end of the third quarter of fiscal 2013. The decrease in cash was primarily caused by an increase in accounts receivable as result of strong sequential sales growth, partially offset by the quarterly Non-GAAP profit, increases in accounts payable and decreases in inventory.

BUSINESS OUTLOOK

As the Company looks out into fiscal year 2014, its goals remain unchanged; continue to grow sales of digital signage products in an effort to drive overall revenue growth for the Company and improved profitability. As a result, the Company currently anticipates revenue in the range of $41-43 million and Non-GAAP income per share of $0.02 to $0.04 in the first fiscal quarter of 2014. For the full fiscal year, the Company expects revenue in the range of $170-180 million and Non-GAAP income per share of $0.10 to $0.15.

Results of operations and the business outlook will be discussed in a conference call today, November 20, 2013, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s website, www.planar.com, or through numerous other investor sites, and will be available for replay until December 20, 2013. The Company intends to post on its website a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems Inc. (NASDAQ: PLNR) is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format LCD displays, interactive touch screen monitors and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s improved performance in fiscal 2014 and statements under the “Business Outlook” heading relating to expected levels of revenue, and Non-GAAP earnings/profitability for the first quarter and full fiscal year in 2014. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or weakened domestic and international business and economic conditions; changes or reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures, increased commoditization or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, gains or losses on the sale of assets, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	Sept. 27, 2013	Sept. 28, 2012	Sept. 27, 2013	Sept. 28, 2012
Sales	$45,708	$41,400	166,809	171,354
Cost of Sales	35,500	34,291	129,454	136,718

Gross Profit	10,208	7,109	37,355	34,636
Operating Expenses:
Research and development, net	1,502	2,787	6,977	10,592
Sales and marketing	4,672	5,180	19,595	24,842
General and administrative	3,253	3,040	12,412	13,987
Amortization of intangible assets	123	171	565	696
Restructuring	732	404	3,333	922
Loss (gain) on sale of assets	—	—	1,314	—

Total Operating Expenses	10,282	11,582	44,196	51,039
Income (Loss) from operations	(74)	(4,473)	(6,841)	(16,403)
Non-operating income (expense):
Interest, net	53	(22)	157	(15)
Foreign exchange, net	(236)	(44)	(250)	479
Other, net	(22)	49	440	499

Net non-operating income (expense)	(205)	(17)	347	963
Income (loss) before taxes	(279)	(4,490)	(6,494)	(15,440)
Provision (benefit) for income taxes	(72)	138	42	742

Net Income (loss)	$(207)	$(4,628)	$(6,536)	$(16,182)

Net Income (loss) per share - basic	$(0.01)	$(0.23)	$(0.31)	$(0.81)
Net Income (loss) per share - diluted	$(0.01)	$(0.23)	$(0.31)	$(0.81)
Weighted average shares outstanding - basic	21,010	20,258	20,757	20,083
Weighted average shares outstanding - diluted	21,010	20,258	20,757	20,083

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Sept. 27, 2013	Sept. 28, 2012
ASSETS
Cash	$11,971	$17,768
Accounts receivable, net	22,821	18,604
Inventories	30,003	31,984
Other current assets	2,426	2,829

Total current assets	67,221	71,185
Property, plant and equipment, net	6,434	3,554
Intangible assets, net	—	565
Other assets	6,230	6,580

	$79,885	$81,884

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	17,042	11,686
Current portion of capital leases	759	449
Deferred revenue	1,685	1,659
Other current liabilities	12,848	15,915

Total current liabilities	32,334	29,709
Long-term portion of capital leases	394	545
Other long-term liabilities	5,390	5,111

Total liabilities	38,118	35,365
Common stock	186,202	184,556
Retained earnings (deficit)	(141,735)	(134,751)
Accumulated other comprehensive loss	(2,700)	(3,286)

Total shareholders’ equity	41,767	46,519

	$79,885	$81,884

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Sept. 27, 2013	Sept. 28, 2012
Gross Profit:
GAAP gross profit	10,208	7,109
Share-based compensation	9	34

Total Non-GAAP adjustments	9	34

NON-GAAP GROSS PROFIT	10,217	7,143

NON-GAAP GROSS PROFIT PERCENTAGE	22.4%	17.3%

Research and Development:
GAAP research and development expense	1,502	2,787
Share-based compensation	(9)	(45)

Total Non-GAAP adjustments	(9)	(45)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	1,493	2,742

Sales and Marketing:
GAAP sales and marketing expense	4,672	5,180
Share-based compensation	(39)	(90)

Total Non-GAAP adjustments	(39)	(90)

NON-GAAP SALES AND MARKETING EXPENSE	4,633	5,090

General and Administrative:
GAAP general and administrative expense	3,253	3,040
Share-based compensation	(245)	(370)

Total Non-GAAP adjustments	(245)	(370)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,008	2,670

Operating Expenses:
GAAP total operating expenses	10,282	11,582
Share-based compensation	(293)	(505)
Amortization of intangible assets	(123)	(171)
Restructuring charges	(732)	(404)

Total Non-GAAP adjustments	(1,148)	(1,080)

NON-GAAP TOTAL OPERATING EXPENSES	9,134	10,502

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Sept. 27, 2013	Sept. 28, 2012
Income (Loss) from Operations:
GAAP income (loss) from operations	(74)	(4,473)
Share-based compensation	302	539
Amortization of intangible assets	123	171
Restructuring charges	732	404

Total Non-GAAP adjustments	1,157	1,114

NON-GAAP INCOME (LOSS) FROM OPERATIONS	1,083	(3,359)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(279)	(4,490)
Share-based compensation	302	539
Amortization of intangible assets	123	171
Restructuring charges	732	404
Foreign exchange, net	236	44

Total Non-GAAP adjustments	1,393	1,158

NON-GAAP INCOME (LOSS) BEFORE TAXES	1,114	(3,332)

Depreciation	500	383

NON-GAAP EBITDA	1,614	(2,949)

Net Income (Loss):
GAAP net income (loss)	(207)	(4,628)
Share-based compensation	302	539
Amortization of intangible assets	123	171
Restructuring charges	732	404
Foreign exchange, net	236	44
Income tax effect of reconciling items	(185)	1,388

Total Non-GAAP adjustments	1,208	2,546

NON-GAAP NET INCOME (LOSS)	1,001	(2,082)

GAAP weighted average shares outstanding—basic	21,010	20,258
NON-GAAP weighted average shares outstanding—diluted	21,708	20,258
GAAP Net Income (Loss) per share - basic	$(0.01)	$(0.23)
Non-GAAP adjustments detailed above	0.06	0.13
NON-GAAP NET INCOME PER SHARE (basic)	$0.05	$(0.10)
GAAP Net Income (Loss) per share - diluted	$(0.01)	$(0.23)
Non-GAAP adjustments detailed above	0.06	0.13
NON-GAAP NET INCOME PER SHARE (diluted)	$0.05	$(0.10)

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the twelve months ended
	Sept. 27, 2013	Sept. 28, 2012
Gross Profit:
GAAP gross profit	37,355	34,636
Share-based compensation	84	102

Total Non-GAAP adjustments	84	102

NON-GAAP GROSS PROFIT	37,439	34,738

NON-GAAP GROSS PROFIT PERCENTAGE	22.4%	20.3%

Research and Development:
GAAP research and development expense	6,977	10,592
Share-based compensation	(91)	(144)

Total Non-GAAP adjustments	(91)	(144)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	6,886	10,448

Sales and Marketing:
GAAP sales and marketing expense	19,595	24,842
Share-based compensation	(251)	(203)

Total Non-GAAP adjustments	(251)	(203)

NON-GAAP SALES AND MARKETING EXPENSE	19,344	24,639

General and Administrative:
GAAP general and administrative expense	12,412	13,987
Share-based compensation	(1,036)	(1,155)

Total Non-GAAP adjustments	(1,036)	(1,155)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	11,376	12,832

Operating Expenses:
GAAP total operating expenses	44,196	51,039
Share-based compensation	(1,378)	(1,502)
Amortization of intangible assets	(565)	(696)
Restructuring charges	(3,333)	(922)
Loss (gain) on sale of assets	(1,314)	—

Total Non-GAAP adjustments	(6,590)	(3,120)

NON-GAAP TOTAL OPERATING EXPENSES	37,606	47,919

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the twelve months ended
	Sept. 27, 2013	Sept. 28, 2012
Income (Loss) from Operations:
GAAP income (loss) from operations	(6,841)	(16,403)
Share-based compensation	1,462	1,604
Amortization of intangible assets	565	696
Restructuring charges	3,333	922
Loss (gain) on sale of assets	1,314	—

Total Non-GAAP adjustments	6,674	3,222

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(167)	(13,181)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(6,494)	(15,440)
Share-based compensation	1,462	1,604
Amortization of intangible assets	565	696
Restructuring charges	3,333	922
Loss (gain) on sale of assets	1,314	—
Foreign exchange, net	250	(479)

Total Non-GAAP adjustments	6,924	2,743

NON-GAAP INCOME (LOSS) BEFORE TAXES	430	(12,697)

Depreciation	1,515	1,977

NON-GAAP EBITDA	1,945	(10,720)

Net Income (Loss):
GAAP net income (loss)	(6,536)	(16,182)
Share-based compensation	1,462	1,604
Amortization of intangible assets	565	696
Restructuring charges	3,333	922
Loss (gain) on sale of assets	1,314	—
Foreign exchange, net	250	(479)
Income tax effect of reconciling items	(1)	5,503

Total Non-GAAP adjustments	6,923	8,246

NON-GAAP NET INCOME (LOSS)	387	(7,936)

GAAP weighted average shares outstanding—basic	20,757	20,083
NON-GAAP weighted average shares outstanding—diluted	21,282	20,083
GAAP Net Income (Loss) per share - basic	$(0.31)	$(0.81)
Non-GAAP adjustments detailed above	0.33	0.41
NON-GAAP NET INCOME (LOSS) PER SHARE (basic)	$0.02	$(0.40)
GAAP Net Income (Loss) per share - diluted	$(0.31)	$(0.81)
Non-GAAP adjustments detailed above	$0.33	0.41
NON-GAAP NET INCOME (LOSS) PER SHARE (diluted)	$0.02	$(0.40)

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Three months ended			% Change vs.
	Sept. 27, 2013	Sept. 28, 2012	Jun. 28, 2013	Prior Year	Prior Quarter
Digital Signage Sales	$17.7	$13.6	$14.1	30%	26%
Commercial & Industrial Sales	28.0	27.8	23.4	1%	20%
Desktop Monitors	11.2	7.8	9.2	43%	21%
Rear Projection Cubes	4.9	4.2	3.5	17%	42%
Touch Monitors	4.6	5.2	5.0	-12%	-9%
High-end Home	2.0	3.2	2.2	-38%	-10%
Custom Commercial & Industrial	5.1	2.3	3.3	128%	55%
Electroluminescent (1)	—	4.3	—	-100%	—
Other (1)	0.2	0.8	0.2	-61%	24%

Total Sales	$45.7	$41.4	$37.5	10%	22%

Electroluminescent and custom glass (1)	—	4.3	—	-100%	—

Total Sales without Electroluminescent	$45.7	$37.1	$37.5	24%	22%

(1)	In the first quarter of 2013, the Company sold the assets and liabilities related to the Electroluminescent product line, including custom glass, which was included in other commercial & industrial sales.

Planar Systems, Inc.

Revenue by Product Line

(In millions)

(unaudited)

	Twelve months ended		% Change
	Sep. 27, 2013	Sep. 28, 2012	vs. Prior Year
Digital Signage Sales	$62.1	$43.8	42%
Commercial & Industrial Sales	104.7	127.6	-18%
Desktop Monitors	38.0	35.1	9%
Rear Projection Cubes	20.8	26.2	-21%
Touch Monitors	19.8	16.1	23%
High-end Home	9.7	15.6	-38%
Custom Commercial & Industrial	13.1	11.9	10%
Electroluminescent (1)	2.3	19.8	-88%
Other (1)	1.0	2.9	-65%

Total Sales	$166.8	$171.4	-3%

Electroluminescent and custom glass (1)	2.3	20.0	-89%

Total Sales without Electroluminescent	$164.5	$151.4	9%

(1)	In the first quarter of 2013, the Company sold the assets and liabilities related to the Electroluminescent product line, including custom glass, which was included in other commercial & industrial sales.